UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 17, 2023

Everest Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton, Bermuda		HM 19

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Common Shares, $0.01 par value	EG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed by Everest Group, Ltd. (the "Company") with the Securities and Exchange Commission on May 18, 2023 (the "Initial 8-K"). The Initial 8-K reported the final voting results of the Company's Annual General Meeting of Shareholders held on May 17, 2023 (the "2023 Annual Meeting"). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company's decision regarding the frequency with which it will include shareholder advisory votes to approve the compensation of the Company's named executive officers in future annual general meetings of shareholders. No other changes have been made to the Initial 8-K.
ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
As previously reported in the Initial 8-K, shareholders voted, on a non-binding advisory basis, at the 2023 Annual Meeting, for future non-binding advisory votes on executive compensation to occur annually. Based on these results and consistent with the Board of Director's (the “Board”) previous recommendation to the Company’s shareholders in connection with such vote, the Board has determined that, until the next vote on the frequency of advisory votes on executive compensation, the Company will hold a non-binding advisory vote on executive compensation annually.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	104	Cover Page Interactive Data file (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST GROUP, LTD.

	By:	/S/ ROBERT J. FREILING
Robert J. Freiling Senior Vice President and Chief Accounting Officer

Dated: September 26, 2023

EXHIBIT INDEX

Exhibit Number	Description of Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)